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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-A/A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           THE ALLSTATE CORPORATION

                             ALLSTATE FINANCING I


            (Exact Name of Registrant as Specified in its Charter)


                            Delaware                                          36-3871531
                            Delaware                                          Applied For
                            --------                                          -----------
         (State of Incorporation or Organization;                   (I.R.S. Employer Identification  No.)

          c/o The Allstate Corporation
          2775 Sanders Road
          Northbrook, Illinois                                                    60062
          (Address of Principal Executive Offices)                              (Zip Code)

          If this Form relates to the registration                  If this Form relates to the registration
          of a class of debt securities and is                      of a class of debt securities and is
          effective upon filing pursuant to General                 to become effective simultaneously with
          Instruction A(c)(L) please check the following            the effectiveness of a concurrent registration
          box.  [  ]                                                statement under the Securities Act of 1933
                                                                    pursuant to General Instruction A(c)(2),
                                                                    please check the following box. [  ]


                         Securities to be registered pursuant to Section 12(b) of the Act.

                 Title of Each Class                                 Name of Each Exchange on Which
                 to be so Registered                                 Each Class is to be Registered

        7.95% Cumulative Quarterly Income                             New York Stock Exchange
        Preferred Securities (and the
        Guarantee with respect thereto)

                         Securities to be registered pursuant to Section 12(g) of the Act:
                                                       None
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

          This Form 8-A/A is being filed with the Securities and Exchange
          Commission (the "Commission") to supplement the Registrants' original
          Registration Statement on Form 8-A by providing final pricing terms and incorporating by reference the definitive prospectus and prospectus supplement.

Item 1.   Description of Registrant's Securities to be Registered

          The class of securities to be registered hereby is the 7.95%
Cumulative Quarterly Income Preferred Securities (the "Preferred Securities"), of Allstate Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). Each of the 22,000,000 Preferred
Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by The Allstate Corporation, a Delaware corporation, and the depositor of the Trust, to the extent set forth in the Registration Statement on Form S-3 (Registration No. 333-10857) of the Trust and The Allstate Corporation, among other registrants, filed with the Commission on August 27, 1996 under the Securities Act of 1933, as amended (the
"Act"), and Amendment No. 1 thereto filed with the Commission on September 30,
1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), and the prospectus for the Preferred
Securities included therein, which descriptions are incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Preferred Securities, which have been filed pursuant to Rule
424(b) under the Act, shall be incorporated by reference into this Registration
Statement on Form 8-A/A. ("Cumulative Quarterly Income Preferred Securities" is a servicemark of Goldman, Sachs & Co.)


Item 2.   Exhibits.

          2.1  Certificate of Trust dated August 21, 1996 of
               Allstate Financing I (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

          2.2  Form of Amended and Restated Declaration of Trust of Allstate
               Financing I (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

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              2.3  Form of Preferred Security (incorporated herein by
                   reference to Exhibit A-1 of Exhibit 4.13 to the Registration
                   Statement).

              2.4 Form of Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Allstate
                   Financing I (incorporated herein by reference to Exhibit
                   4.14 to the Registration Statement).

              2.5 Form of Indenture relating to subordinated debt securities between The Allstate Corporation and State Street
                   Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

              2.6  Form of Supplemental Indenture to be used in
                   connection with the issuance of subordinated debt securities and Preferred Securities (incorporated herein by reference to Exhibit 4.4A to the Registration Statement).
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                                  SIGNATURE


 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized:

                                     ALLSTATE FINANCING I

Dated:  January 7, 1997              By: /s/ JOSEPH T. KANE
                                        -------------------------
                                             Joseph T. Kane, Trustee

                                     THE ALLSTATE CORPORATION,
                                     Depositor of the Registrant
                                     and Guarantor under the
                                     Guarantee

Dated:  January 7, 1997              By: /s/ JAMES P. ZILS
                                        -------------------------
                                        Name:  James P. Zils
                                        Title: Vice President and
                                                 Treasurer